UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2025 (May 30, 2025)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a special meeting of stockholders held on May 30, 2025 (the “Special Meeting”) of ClearOne, Inc., a Delaware corporation (the “Company”), the Company’s stockholders approved a proposal to authorize a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”) by a ratio of between 1-for-10 and 1-for-15.

On May 21, 2025, the Company had previously announced that the Company expected to effect a 1-for-15 reverse stock split with a market effective date of June 3, 2025.

On June 2, 2025, the Company announced that the Company will effect its 1-for-15 reverse stock split of the Company’s issued and outstanding Common Stock (the “Reverse Stock Split”) effective at 5:00 p.m. Eastern time on June 9, 2025 (the “Effective Time”).  The Company’s Common Stock will now begin trading on a reverse stock split adjusted basis on The Nasdaq Capital Market at market open on June 10, 2025.

The Company’s Board of Directors has approved the 1-for-15 reverse split ratio, and the Company has filed with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split at the Effective Time. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1.

Item 5.07              Submission of Matters to a Vote of Security Holders.

On May 30, 2025, the Company held the Special Meeting at which shareholders voted on the six proposals listed below. The final voting results with respect to each proposal are also set forth below. As of May 9, 2025, the record date for the Special Meeting, there were 25,992,995 shares of Common Stock issued and outstanding.

1.  Election of Directors: All three directors were re-elected to serve terms expiring at the 2025 annual meeting of shareholders or until their successors are duly elected and qualified.

Nominee	Votes For	Votes withheld
Eric L. Robinson	19,470,179	157,779
Lisa B. Higley	19,427,758	200,201
Bruce Whaley	19,435,237	192,721

2. Approval of an amendment to the Company’s Certificate of Incorporation to increase our authorized shares of Common Stock from 50,000,000 to 150,000,000 shares:

Votes For	Votes Against	Votes Abstained
19,043,717	940,172	12,973

3.  Approval of an amendment to the Company’s Certificate of Incorporation to authorize 50,000,000 shares of “blank check” Preferred Stock:

Votes For	Votes Against	Votes Abstained
18,577,334	1,033,914	16,710

4.  Approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of between 1-for-10 to 1-for-15, with such ratio to be determined at the discretion of the Board of Directors:

Votes For	Votes Against	Votes Abstained
19,634,604	346,054	16,205

5.  Approval of an amendment to the Company’s Certificate of Incorporation to eliminate the prohibition against shareholders acting by written consent and expressly authorize shareholders to act by written consent:

Votes For	Votes Against	Votes Abstained
18,388,548	1,208,370	31,040

6. Advisory Vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers: Shareholders approved an advisory vote once every two years.

1 Year	2 Years	3 Years	Abstained
2,210,643	9,112,304	8,223,390	0

In accordance with Item 5.07(d) of Form 8-K, the Company hereby discloses its intention to include in its proxy materials an advisory vote on the compensation of its named executive officers once two three years in accordance with the results of the advisory vote on the frequency of the advisory vote on executive compensation at the Special Meeting.

Item 8.01              Other Events.

As described in Item 5.03 above, on June 2, 2025, the Company announced that it will effect a 1-for-15 reverse split of the Company’s issued and outstanding Common Stock and will begin trading on a reverse stock split adjusted basis on The Nasdaq Capital Market at market open on June 10, 2025.

The Reverse Stock Split is primarily intended to increase the Company’s per share market price of its Common Stock to regain compliance with the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. The Company’s common stock will continue to trade on The Nasdaq Capital Market under the trading symbol “CLRO,” but will trade under the following new CUSIP number: 18506U203.

As a result of the Reverse Stock Split, every 15 shares of the Company’s issued and outstanding Common Stock will be automatically combined into one new share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Any fraction of a share resulting from the Reverse Stock Split will be converted to one whole share of Common Stock in lieu of such fractional shares. The par value per share of Common Stock will remain unchanged at $0.001.  Proportional adjustments will be made to the number of shares of Common Stock issuable upon the exercise of the Company’s outstanding stock options and warrants, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans. The Reverse Stock Split will not alter stockholders’ percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in fractional ownership as described above. The Reverse Stock Split will not change the authorized number of shares of the Company’s common stock, and will reduce the number of issued and outstanding shares of the Company’s Common Stock from approximately 26.0 million to approximately 1.7 million.

The Company’s transfer agent, Colonial Stock Transfer, will serve as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to each broker's particular processes, and will not be required to take any action in connection with the Reverse Stock Split. Stockholders holding shares of the Company’s Common Stock in certificate form will receive a transmittal letter from Colonial Stock Transfer with instructions as soon as practicable after the Effective Time.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title
3.1	Certificate of Amendment to Certificate of Incorporation dated June 2, 2025.

99.1	Press Release dated June 2, 2025.

104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: June 2, 2025	By:	/s/ Simon Brewer
Simon Brewer
Chief Financial Officer (Principal Accounting and Principal Financial Officer)